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                                                                    EXHIBIT 23.4

                CONSENT OF LANCE K. GORDON TO SERVE AS A DIRECTOR

I hereby consent to the reference to me as a person who has agreed to become a director of Peptide Therapeutics Group plc, which reference is under the headings "The Merger--Interests of Certain Persons in the Merger" and "Management After the Merger--Executive Officers and Directors" in the Prospectus/Proxy Statement constituting a part of this Registration Statement on Form F-4.


                                                 /s/ Lance K. Gordon
                                                 ----------------------------
                                                 Lance K. Gordon

Cambridge, Massachusetts
February 8, 1999